Exhibit 10.10

Lease contract

Party A:

Uniform Social Credit Code:

Legal Representative:

Contact Person:

Company number:

Company email:

Company address:

Party B:

Unified Social Credit Code/Identity Card Number:

Legal Representative:

Contact Person:

Tel:

Company email address:

Company address:

In accordance with the provisions of the Contract law of the People’s Republic of China and relevant laws and regulations, in accordance with the principle of equality, voluntariness, good faith, party A and party B by consensus, concluded this contract.

Article-contents of contract

1. (hereinafter referred to as party a) as the legal owner of the premises, shall have the right to provide the relevant office premises to Party B.

2, for the manager (hereinafter referred to as property management company) , responsible for the operation of the property office. If the present property management company is replaced by the owner or the property management company adjusts the Property Management Fee, Party B shall accept the management according to the new property management company or pay the property management fee according to the newly approved property management fee standard.

3. (hereinafter referred to as Party B) is the user of the venue and is willing to accept the management of Party A and the property management company.

Article 2: Term of contract

1.	The term of this contract shall be from () to () .

2.	If Party B needs to renew the contract after the expiration of the contract,

Party B shall submit a written application to party a 60 days before the expiration of the contract.

Article 3 delivery of Leased Property

1.	Party a sublets the Office Building (hereinafter referred to as the building) to Party B.

2.	Party a shall deliver the premises to Party B on January, , in the state of the premises. The list of handover is attached.

3.	Before signing this contract, Party B has inspected the location and condition of the house on the spot, and confirmed the acceptance of the house.

Article 4. Use of property

The premises shall only be used for business purposes and party B shall not change the use of the premises without authorization.

Article  5 rent, property management fees and other expenses standards

1, rent, property management fees and other fees charged time

This property will be charged rent from January, , , to, , rent-free period, rent-free period, during which only rent-free period. Collection of property management fees, water, electricity and other fees from January, .

After the expiration of the contract:

1)	Party A has the right to adjust the rent of the premises according to the market conditions.

2) under the same conditions, party B shall have the priority to lease the premises.

2, rent, property management fees and other costs standard

1)	Rent: RMB per month, with the initial rent of RMB from date to date.

2)	Property Management Fee: Yuan per month, the first period of the property management fee from the day of the year to the day of the total yuan.

Late Rent, property management fees by, to pay.

All tenants in the common area including but not limited to lighting electricity and toilet water shall bear the cost in proportion to the rental unit/floor area.

3)	water charge: RMB per ton, electricity charge: RMB per kwh. Water and electricity charge in public area and water and electricity charge in Tenant’s rental unit will be settled before the 5th of the next month.

4)	Water and electricity charges shall be charged according to the rates of party A and the property management company

5)	This lease shall be subject to an annual increase in rent starting from, year of the contract.

6) Network Fee: Party B shall bear it.

Article 6 payment of rent and security deposit

1. In order to ensure the full implementation of this contract, party B agrees to pay to party a on the date of signing this contract, a deposit equivalent to, Yuan for the lease and, Yuan for the property management fee, the total amount of the deposit is RMB (capital: RMB) ..

2.	Party B shall pay the first rental and the first property management fee in a lump sum of RMB (capital:) on the date of signing this contract.

The above-mentioned down payment and deposit amount to RMB (capital:) . Party A and party B agree, party B shall pay the above-mentioned deposit and the down payment to Party A.

Party B shall pay the rent, security deposit and property management fee to Party A’s bank account as follows:

Account name:

Opening Bank:

Account number:

Party a shall issue a valid VAT invoice to party B monthly upon receipt of the above charges.

3. In addition to the first rent, party B shall pay the next rent, property management fees and other fees ten days before the expiration of the current period.

Party B’s overdue payment of rent, other expenses caused by party B’s responsibility, such as repairs to the house, or other breaches of contract, party a shall have the right to deduct from Party B’s deposit the rent, corresponding expenses, damages, liquidated damages and other sums payable by Party B. And Party B shall make up the amount of the deduction required by party A to ensure that the security deposit during the contract period is not less than the agreed amount.

5 Party B shall not use the deposit as a deduction for rent or any other expenses payable. After the expiration of this contract, party B will move the business registered address out of the premises without any breach of contract after party B has settled the fees payable to Party A and completed the formalities for rent refund, the deposit will be returned to Party B by party a within 15 working days without interest.

6. the above rent and property management fees and other fees are charged by Party A.

Article 7 rights and obligations of Party A

1.	Party a shall ensure that the delivered premises fulfill the purposes of the contract and that their safety complies with the relevant laws, regulations and rules.

2.	Party a shall have the right to charge party B rent, security deposit and other fees in accordance with the provisions of this contract.

3.	Party a shall deliver the leased premises to Party B on the delivery date.

4.	Party a shall not bear any economic and legal liability if the following matters affect party B or the leased premises:

•	Party B’s illegal operation;

•	Damage to the building/equipment or facilities caused by party B;

•	Because the higher authority carries on the government administration behavior and so on Fire Control Safety Examination, drill.

•	Failure of external facilities supply (E. G. Power Supply, gas supply, water supply, communication, elevator, sewage discharge, etc.) ;

•	In case of emergency (such as fire, smoke, gas leakage or flood, etc.) party a takes emergency measures to maintain the Order of the property;

•	other events that are not intentional or negligent of party A or beyond Party A’s control.

Article 8 rights and obligations of Party B

1. Party B shall use the premises for lawful operation in accordance with the provisions of this contract, and shall abide by and accept the various management systems and regulations of Party A and the unified management of the property management company, comply with the “decoration management manual” , “Property Owner’s Manual” and the relevant property management code. Party B shall be responsible for the relevant administrative licensing and approval procedures if party B needs to obtain the permission and approval from the relevant government departments.

However, party B shall not engage in P2P financing, second-hand housing transactions, microfinance and other business, business activities of party B shall not affect the image of the building and the normal operation of Party A.

2. Party B shall pay the rent and other expenses in full and on time as stipulated in this contract. Actively cooperate with the work of party a platform, as required to submit relevant information required by party A, and to ensure the legitimacy, authenticity, accuracy, integrity and timeliness of the information provided.

3. Party B shall ensure that its office and business activities conform to the laws and regulations of the state and local governments. Party B shall bear all the legal responsibility for any complaint or lawsuit caused by Party B’s office or business activities. If Party A or the property company is required by the Judicial Department or other administrative departments to take part in the handling of the incident due to party B’s actions or reasons, all the expenses incurred shall be borne by Party B, if the loss of reputation or other economic loss is caused to party A or the property management company, Party B shall bear the full liability for compensation.

4.Party B and its personnel shall take care of all public facilities, equipment and property in the office building, and shall not modify any facilities and equipment in the office building without authorization. Party B Shall Bear and compensate all consequences and losses (including all losses suffered by Party A, property management company or other units or individuals) arising from the accidents caused by party B and its personnel.

5.Party B shall obtain the written consent of Party A and the property management company for any renovation work (including but not limited to the internal division, alteration, installation or replacement of fixtures and fittings) carried out by party B on the premises, and the decoration design and other drawings submitted to party a review, for the record. Party B shall be responsible for obtaining the required design and approval from relevant government departments before carrying out the renovation works. All expenses arising from the above actions shall be borne by Party B. Party B shall comply with the property renovation management manual, understand in detail the matters needing attention and the prohibition of renovation, and obey the management of the property management company to ensure the safety of renovation, the final result of Fire Report shall be filed with Party A.

6.During the term of the contract, party B shall be responsible for insuring the equipment, facilities, fitment and all kinds of insurance related to party B’s business. Party B shall insure against all risks (including third party liability insurance) for the construction works during the renovation period and submit the relevant documents to the property management company for record before the commencement of the renovation. At the same time Party B shall take out property insurance for its own property.

7. Party B shall not occupy the public area of the office building without the written consent of party A and the property management company, and to set, Install, Hang, post any text, Mark or advertisement on any part (including external glass surface, partition board and ground) outside the lease, party B shall not distribute leaflets, publicity materials or any other materials, articles or solicit customers in or near the center. The placement of Party B’s signboard shall be in accordance with the general-arrangement instructions of Party A and the property management company.

8.Party B shall not sublease the property under this contract to any third party.

9. During the lease term, party B shall maintain the main body and equipment of the leased property, undertake the maintenance responsibility and related expenses of the self-decoration part and the fire fighting and safety facilities of the property. If Party B causes damage to the property and its equipment due to its own reasons, party B shall be responsible for restoring the original condition and compensate party a for the economic losses. If Party B damages the facilities and equipment of the central system of the property (including fire protection, security, air-conditioning, communication, electrical and other systems) , the property management company shall designate professional personnel to be responsible for the maintenance, and the expenses shall be borne by Party B.

10. Party B shall not allow the premises to be used for any improper, immoral, illegal, offensive or insulting purpose, shall not in any way cause unreasonable and serious interference to the public or other clients of the office building, Harm or obstruct their rights, shall not store dangerous goods, shall not use the house for illegal activities, or, if there is an illegal act, should Bear Legal Responsibility.

Party B shall collect all the garbage and waste in the clean and tidy garbage bin in the designated area of Party A, and the property management company shall arrange the regular collection and transportation of garbage or waste.

11.Party B shall immediately notify party A and the property management company orally and in writing of any damage, injury to any person in the premises, any fire or accident in the premises or any damage, crack or defect in any water pipe, gas pipe, electric wire, device, instrument or other facilities connected to the premises.

12. Party B shall not allow the premises to be used for residential, overnight or other residential purposes, and shall not use other kitchen utensils in the premises for cooking or cooking except for the normal safe use of the microwave oven.

13. Party B shall confirm that party B shall not claim compensation or compensation to party a for the expenses and costs of any decoration and decoration.

14. If the owner transfers or mortgages all or part of the ownership or interest in the House, Party B shall provide the relevant assistance and cooperation obligations upon the request of Party A.

15. If the house falls from a height due to party B and causes casualties or property losses, party B shall be responsible for the settlement and bear all the costs and damages, and Party B shall compensate party A and other subjects for all economic losses (including but not limited to attorney fees, compensation fees and other costs and losses) .

16. as a result of including but not limited to the following accidents due to the fault of party B directly or indirectly caused by party A or property management company or any third person’s personal or property loss, damage, party B shall make compensation and assume full responsibility:

a.	Failure or disrepair of any electrical installations, appliances or wiring in the premises;

b.	Fire or smoke spreading inside or outside the house;

c.	Party B causes the water inside and outside the house to leak or overflow;

d.	Party B shall cause damage to any public area of the office building.

e.	Any payment incurred by party A as a result of any claim or claim by any third party against Party A as a result of the foregoing, and Party A or property management company due to Party B claims all expenses and expenses incurred by other costs borne by Party B.

If Party B fails to comply with the relevant provisions of this contract and has not made any rectification after being notified by party a (in case of emergency, party a does not need to notify) , party A or its employees or agents shall have the right to enter the premises to carry out such repairs or works. Party B shall bear all the expenses arising from such repairs or works.

18 If the contract expires or terminates in advance, party B shall remove all the articles and equipment of party B and return the leased property to its original state, ensuring that the structure of the house is in good condition (except natural wear and tear) and return it to Party A. Otherwise, party A has the right to make corresponding repairs to the house itself, and all expenses and expenses arising therefrom shall be borne by Party B. If Party B fails to complete the handover procedures before the termination or expiration of the lease term, party B shall be liable for breach of contract in accordance with Article 12 of this contract.

Article 9 modification or cancellation of a contract

1. Any of the following circumstances during the term of this contract shall be permitted to alter or terminate this contract in advance:

1)	if the property is expropriated, acquired, repossessed or demolished by the government, or if a force majeure disaster occurs and the use of the property is rendered impossible, this contract shall be terminated without mutual liability of the parties.

2)	during the term of this contract, both parties may modify this contract by mutual agreement due to their respective business needs.

Article 10 liability for breach of contract

1 Party a May exercise the following rights and interests to party B if Party B fails to pay the relevant fees during the contract period:

If Party B fails to pay the rent, party a shall have the right to immediately issue a written notice to Party B requesting party B to pay the rent immediately; Party B shall pay party a the penalty of 5‰ of the total amount of the rent overdue for each day overdue; if Party B fails to pay the Rent Seven Days Overdue, party a shall have the right to request the property company to stop providing all services including air conditioning, power supply and water supply to the property.

If Party B overpays the management fee, water and Electricity Fee, party A has the right to send a written notice to Party B to Demand Party B to pay the arrears and penalty immediately. If Party B fails to pay the arrears more than seven days after the due date, the property management company shall have the right to stop supplying water, electricity, air-conditioning or other facilities in the property and to stop providing property management services to Party B.

2.	Party A has the right to ask Party B to move out if the two parties fail to renew the contract or terminate the contract in advance and party B fails to hand over the leased property within the time limit, and in accordance with this contract at the time of rescission of the daily rental and the current property management fee to Party A to pay the house use fee.

Party a shall have the right to terminate the contract (effective as soon as the notice of termination is sent) and party B shall keep the property, including all fixed decoration, free of charge to Party A, party a shall not refund to party B all the expenses paid by party B such as the lease deposit, property deposit and the rent already paid. Party B shall pay the outstanding expenses (including rent and other expenses) as stipulated in this contract, in addition, the rent for the current month of the current year will be paid separately as compensation for breach of contract. If it is not enough to make up party A’s economic loss, party B shall compensate party A’s loss and return the property to party a immediately.

（1）	If the rent is overdue for more than 7 days or the amount of the rent is half a month due to the overdue payment of various fees;

（2）	Using the premises to engage in the business within the business scope as agreed upon in this contract;

（3）	Making use of the house to carry out illegal activities to the detriment of public interests or the interests of others;

（4）	Altering the structure or use of the House without authorization;

（5）	Improper use of the house, resulting in the destruction of the house;

（6）	Without the written consent of party A or the property management company and the approval of the relevant departments, the house will be rebuilt, expanded or renovated;

（7）	Those who violate the regulations on the management of office buildings and fail to properly and reasonably fulfill their obligations, thus negatively affecting the goodwill of the office buildings, if the circumstances are serious;

（8）	Having been ordered by the relevant government departments to suspend business operations for rectification or to have its business license revoked due to any serious violation of laws and regulations;

（9）	Party B’s early withdrawal from the lease or the early termination of the contract due to Party B’s reasons;

（10）	After the expiration or early termination of the contract, the property shall be returned to party a after the expiration or termination of the contract, or the property shall not be returned to party a in its original condition;

（11）	Other serious violations of this contract and the Annex to the contract.

4. If the two parties fail to renew the contract after the expiration of the contract or terminate the contract in advance, party B shall return the additional decoration, facilities and equipment of the House to Party A after the date of expiration or termination of the contract, party B shall bear the cost of repairing the damaged facilities, equipment and furniture in the house. If it can not be repaired, party B shall compensate for the cost, party B is deemed to give up the ownership of the goods, the left-over goods can be handled by Party A in any way, and all the responsibilities arising therefrom have nothing to do with Party A. At the same time, party a shall return the keys or passes (if any) to all parts of the office building and the information signed and received from Party A or the property management company.

5.Party B shall, 15 days before the expiration or early termination of the contract, transact the change of business registration address of the enterprise registered in the premises. Otherwise, from the date of termination/termination of the contract, party B Shall Pay Party a a liquidated damages according to the double standard of the daily rental at the time of termination or termination of the contract.

Article 11. Notification and contact information

1. Notice under this contract shall be given in Chinese unless otherwise provided in this contract. Either party shall deliver the notice to the other party in person or send it by Express mail to the address listed at the beginning of this contract.

2. The documents delivered in person shall be deemed to have been duly executed by the sending party and shall be deemed to have been delivered to the receiving party upon signature by the other party.

3. Notify the other party in writing in advance of any change of address, telephone number, fax number or contact method. Otherwise, the consequences and responsibilities arising therefrom shall be borne by the modifying party.

4. If either party refuses to sign the other party’s written notice for any reason, the sending party shall be deemed to have duly performed its obligation to give notice and shall be deemed to have served and signed for.

Article 12. Dispute Settlement

In the event of any dispute arising out of the performance of this contract, both parties shall settle it through friendly consultation. If no settlement can be reached, any dispute arising out of or in connection with this contract shall be submitted to the Shenzhen International Arbitration Court for Arbitration.

Article 13. Integrity Clause

1. Party B agrees not to provide any form of kickback or bribe, such as cash, to relevant personnel of party a for any reason.

2. Party B shall assist in providing evidence and report to the leader of party a (party a shall keep it confidential) if Party A’s related personnel accept, disguise or intentionally ask for kickbacks for any reason. Party a shall have the right to dismiss the employee upon Party A’s verification.

3. Party a shall have the right to cancel this contract and put it on the Blacklist IF Party A’s staff and Party B violate the Incorruptibility Clause, and shall also have the right to investigate the legal responsibility of the relevant personnel.

Article 14, by-laws

1. This contract shall come into force on the date sealed by both parties. The text of this contract is in copies, one for each party and two for the same legal effect.

2. Before signing this contract, Party A has informed Party B of the Platform Management Rules and regulations, and Party B has fully understood and complied with all the management rules and regulations of Party A’s platform and property management company.

3. The Supplementary Agreement and the Appendices Hereto shall be an integral part of this contract and shall have the same legal effect as this contract.

4、This contract shall only be used for Party B’s lease record, and shall not be used for any other purposes.

(no text below)

Party a (Seal) :	Party B (Seal) :

Legal Representative (signature) :	Legal Representative (signature) :

Authorized	representative	(Signature)

Authorized Representative (signature) :

Date: